UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2016 (August 2, 2016)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
On August 2, 2016, J. Thomas Wilson, President and Chief Executive of Magellan Petroleum Corporation (“Magellan” or the “Company”), provided Magellan with notice of his termination as an officer and employee of the Company for “Good Reason” (as defined in his Employment Agreement (as defined below)), effective as of August 5, 2016. Upon the effectiveness of Mr. Wilson’s termination as President and Chief Executive Officer of Magellan, his Employment Agreement was terminated.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    Departure of Director and Certain Officer.
On August 2, 2016, Mr. Wilson notified Magellan of his resignation as a director of the Company, effective as of August 5, 2016. Mr. Wilson’s resignation as a director was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.
The information set forth in Item 1.02 above is incorporated herein by reference.
(c)    Appointment of Certain Officer.
On August 2, 2016, the board of directors of the Company elected Antoine J. Lafargue, current Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of the Company, to serve as President and Chief Executive Officer of Magellan, effective as of August 5, 2016.
Upon the effectiveness of Mr. Lafargue’s appointment as President and Chief Executive Officer, his annual salary remained $300,224.
Mr. Lafargue, 41, has served as the Company’s Senior Vice President and CFO, Treasurer, and Corporate Secretary since June 2015. From October 2014 to June 2015, Mr. Lafargue served as the Company’s Senior Vice President of Strategy and Business Development and Chief Commercial Officer, and from August 2010 to October 2014, Mr. Lafargue served as the Company’s Vice President, CFO and Treasurer. Previously, Mr. Lafargue served in a number of senior financial management positions in the United States and Europe, including with private equity and investment banking firms, focusing on investments in the energy and infrastructure sectors. Mr. Lafargue holds master’s degrees in Finance from the Ecole Superieure de Commerce de Paris and in Social and Political Sciences from the Institut d’Études Politiques, both located in France.
(e)    Compensatory Arrangements of Certain Officer.
Pursuant to the terms and conditions of the Amended and Restated Employment Agreement effective as of October 31, 2014, between Mr. Wilson and the Company, as amended on February 11, 2015 (as filed with the U.S. Securities and Exchange Commission (the “SEC”) as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2013, and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2014 (the “Employment Agreement”)), as a result of the termination of Mr. Wilson’s employment with the Company for Good Reason, Mr. Wilson is entitled to receive (i) a severance amount equal to $300,000 to be paid in 12 equal monthly installments, (ii) subsidized insurance coverage under the Company’s health insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA) for up to 18 months, and (iii) payment for any accrued vacation or other benefits and reimbursement for certain business expenses.

Item 8.01	Other Events.
On August 8, 2016, the Company issued a press release regarding the appointment of Mr. Lafargue as President and Chief Executive Officer of Magellan. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ Antoine Lafargue
Antoine Lafargue, President and Chief Executive Officer
(as Principal Executive Officer)

August 8, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 8, 2016.